Eaton Corporation
2005 Annual Report on Form 10-K
Item 15(b)
Exhibit 21
Subsidiaries of Eaton Corporation
Eaton is publicly held and has no parent corporation. Eaton’s subsidiaries as of December 31, 2005 and the state or country in which each was organized are as follows:

Consolidated subsidiaries (A)	Where Organized
Eaton MDH Company Inc.	California
Eaton Aerospace HiTemp Inc.	Colorado
Aeroquip International Inc.	Delaware
Eaton Administration Corporation	Delaware
Eaton Aerospace LLC	Delaware
Eaton Asia Investments Corporation	Delaware
Eaton Aviation Corporation	Delaware
Eaton Aviation Products Corporation	Delaware
Eaton Electrical de Puerto Rico Inc.	Delaware
Eaton Electrical Inc.	Delaware
Eaton Filtration LLC	Delaware
Eaton Hydraulics Inc.	Delaware
Eaton International Corporation	Delaware
Eaton MDH Limited Partnership	Delaware
Eaton Nocadoli Holding LLC	Delaware
Eaton Power Quality Corporation	Delaware
Eaton Power Quality Group Inc.	Delaware
Eaton USEV Holding Company	Delaware
ERC Corporation	Delaware
Intelligent Switchgear Organization LLC	Delaware
Modern Molded Products, Inc.	Delaware
Tractech Holdings Inc.	Delaware
Tractech Inc.	Delaware
U.S. Engine Valve	Delaware
Vickers International Inc.	Delaware
CAPCO Automotive Products Corporation	Michigan
Eaton Aeroquip Inc.	Michigan
Eaton Ann Arbor, Inc.	Michigan
Eaton Inoac Company	Michigan
Integrated Partial Discharge Diagnostics, Inc.	Minnesota
Aeroquip-Vickers, Inc.	Ohio
Eaton Electrical IDT Inc.	Ohio
Eaton Leasing Corporation	Ohio
Eaton Power Quality S.A.	Argentina
Eaton Electric Systems Pty. Ltd.	Australia
Eaton Finance G.P.	Australia
Eaton Finance Pty. Ltd.	Australia
Eaton Industries Pty. Ltd.	Australia
Eaton Power Quality Pty. Ltd.	Australia
Eaton Pty. Ltd.	Australia
Vickers Systems Pty. Ltd.	Australia
Eaton Holding G.m.b.H.	Austria
Aeroquip Ltd.	Barbados
Aeroquip-Vickers Assurance Ltd.	Barbados
Eaton Holding Limited	Barbados
Eaton Services Limited	Barbados
Eaton Filtration N.V.	Belgium
Saturn Insurance Company Ltd.	Bermuda Islands
Aeroquip do Brasil, Ltda.	Brazil
Eaton Filtration Industria de Filtros Ltda.	Brazil
Eaton Ltda.	Brazil
Eaton Power Quality Industria Ltda.	Brazil
Eaton Power Solutions Ltda.	Brazil
Winner Hydraulics Ltd.	British Virgin Islands
Aeroquip-Vickers Canada, Inc.	Canada
Eaton ETN Offshore Ltd.	Canada

Consolidated subsidiaries (A)	Where Organized
Eaton Power Quality Limited	Canada
Eaton Yale Ltd.	Canada
Cutler-Hammer Company	Cayman Islands
Cutler-Hammer Industries Ltd.	Cayman Islands
Eaton Holding III Limited	Cayman Islands
Georgetown Financial Services Ltd.	Cayman Islands
Eaton (China) Investments Co., Ltd.	China
Eaton Electrical (Suzhou) Co., Ltd.	China
Eaton Fast Gear (Xi’an) Co., Ltd.	China
Eaton Filtration (Shanghai) Co. Ltd.	China
Eaton Fluid Power (Jining) Co., Ltd.	China
Eaton Fluid Power (Shanghai) Co., Ltd.	China
Eaton Hydraulics Systems (Jining) Co. Ltd.	China
Eaton Power Quality (Shanghai) Company Ltd.	China
Eaton Senstar Automotive Fluid Connectors (Shanghai) Co., Ltd.	China
Eaton Truck and Bus Components (Shanghai) Company, Ltd.	China
Hangzhou Eaton Power Quality Co., Ltd.	China
Shanghai Eaton Engine Components Company, Ltd.	China
Eaton Electrical S.A.	Costa Rica
Eaton Industries s.r.o.	Czech Republic
Eaton Holec, AS	Denmark
Eaton Holec, OY	Finland
Eaton Power Quality Oy	Finland
Eaton Aviation SAS	France
Eaton Power Quality S.A.	France
Eaton Power Solutions SAS	France
Eaton SAS	France
Eaton Technologies S.A.	France
Eaton Automotive G.m.b.H.	Germany
Eaton Filtration G.m.b.H.	Germany
Eaton Fluid Connectors G.m.b.H	Germany
Eaton Fluid Power G.m.b.H.	Germany
Eaton Holding G.m.b.H.	Germany
Eaton Holding Investments G.m.b.H & Co. KG	Germany
Eaton Power Quality G.m.b.H	Germany
Hayward Industrials Holdings G.m.b.H	Germany
Eaton Filtration Limited	Hong Kong
Eaton Power Quality Limited	Hong Kong
Vickers Systems Limited	Hong Kong
Eaton Industries Private Ltd.	India
Eaton Power Quality Private Limited	India
Vickers Systems International Ltd.	India
PT Fluid Sciences Batam	Indonesia
Eaton Automotive Ltd.	Ireland
Tractech (Ireland) Limited	Ireland
Eaton Fluid Power Srl	Italy
Eaton Srl	Italy
Eaton Filtration Ltd.	Japan
Eaton Fluid Power Limited	Japan
Eaton Japan Co., Ltd.	Japan
Eaton Holding S.a r.l.	Luxembourg
Eaton Holding II S.a.r.l.	Luxembourg
Eaton Electric Manufacturing Holdings Sdn. Bhd.	Malaysia
Eaton Electric Switchgear Sdn. Bhd.	Malaysia
Aeroquip de Mexico S.A. de C.V.	Mexico
Aeroquip Servicios S.A. de C.V.	Mexico
Controladora Aeroquip-Vickers de Mexico S.A. de C.V.	Mexico
Eaton Controls, S. de R.L. de C.V.	Mexico
Eaton Electrical Mexicana, S.A.	Mexico
Eaton Finance, S. de R.L. de C.V.	Mexico
Eaton Industries S. de R.L. de C.V.	Mexico
Eaton Molded Products S. de R.L. de C.V.	Mexico
Eaton Power Solutions, S. de R.L. de C.V.	Mexico
Eaton Truck Components, S. de R.L. de C.V.	Mexico
Morestana, S.A. de C.V.	Mexico
Operaciones de Maquila de Juarez S. de R.L. de C.V.	Mexico
Eaton s.a.m.	Monaco
Eaton Automotive B.V.	Netherlands

Consolidated subsidiaries (A)	Where Organized
Eaton B.V.	Netherlands
Eaton C.V.	Netherlands
Eaton Electric B.V.	Netherlands
Eaton Finance B.V.	Netherlands
Eaton Holding B.V.	Netherlands
Eaton Holding I B.V.	Netherlands
Eaton Holding II B.V.	Netherlands
Eaton Holding III B.V.	Netherlands
Eaton Holding IV B.V.	Netherlands
Eaton Holding International I B.V.	Netherlands
Eaton International B.V.	Netherlands
Hydrowa B.V.	Netherlands
Eaton Finance N.V.	Netherlands Antilles
Eaton Power Quality Company	New Zealand
Vickers Systems Limited	New Zealand
Aeroquip-Vickers International Inc.	Panama
Eaton Automotive Components Spolka z o.o.	Poland
Eaton Automotive Spolka z o.o.	Poland
Eaton Automotive Systems Spolka z o.o.	Poland
Eaton Truck Components Spolka z o.o.	Poland
Nocadoli–SGPS Lda.	Portugal (Madeira)
Aeroquip Singapore Pte. Limited	Singapore
Eaton Filtration Pte. Ltd.	Singapore
Vickers Systems Asia Pacific Pte. Ltd.	Singapore
Aeroquip (South Africa) Pty. Ltd.	South Africa
Eaton Truck Components (Pty.) Limited	South Africa
Eaton Automotive Controls Limited	South Korea
Eaton Limited	South Korea
Aeroquip Iberica S.L.	Spain
Eaton S.L.	Spain
Productos Eaton Livia S.L.	Spain
Eaton Holec, AB	Sweden
Eaton Power Quality AB	Sweden
Eaton Industries Manufacturing G.m.b.H.	Switzerland
Modern Molded Products Limited	Taiwan
Rubberon Technology Corporation Limited	Thailand
Eaton Aerospace Limited	United Kingdom
Eaton Electric Limited	United Kingdom
Eaton Filtration Limited	United Kingdom
Eaton Holdings Limited	United Kingdom
Eaton Industries Limited	United Kingdom
Eaton Limited	United Kingdom
Eaton LP	United Kingdom
Eaton Power Quality Ltd.	United Kingdom
Eaton Power Solutions Ltd.	United Kingdom
Ultronics Limited	United Kingdom
Eaton Electrical, S.A.	Venezuela

(A)	Other Eaton subsidiaries, many inactive, are not listed above. If considered in the aggregate, they would not be material.